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                                                                 Exhibit 10.28.3


                      FOURTH AMENDMENT TO CREDIT AGREEMENT


       THIS.FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 15, 1999, by and between NATURAL WONDERS, INC.R a Delaware corporation ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

       WHEREAS, Borrower is currently indebted to Bank pursuant; to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July1, 1998, as amended from time to time ("Credit Agreement").

       WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

       NOWR THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

       1. Section 1.1 (d) is hereby deleted in its entirety, and the following substituted therefor:

                      11(d) Borrowing and Repayment. Borrower may from time to
               time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note. Notwithstanding the foregoing, Borrower shall maintain a zero balance (exclusive of L/C Contingent Obligations) on advances under the Line of Credit for a period of at least 150 consecutive days (the 'Out of Debt Period") between January 1, 1999 and July 1, 1999.

       2. Sections 4.9 (a), (c) and (e) are hereby deleted in their entirety, and the following substituted therefor:

                      "(a) Quick Ratio not less than 0.88 to 1.0, determined as
               of fiscal year end January 30, 1999, with "Quick Ratio' defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities.

                      (c) Tangible Net Worth not less than $50,500,000.00 as of
               the end of each first fiscal quarter, not less than $48,000,000.00 as of the end of each second fiscal quarter, not less than $44,500,000.00 as of the end of each third fiscal I quarter and not less than $53,300,000.00 as of fiscal year end January 30, 1999, with "Tangible Net Worth' defined as the aggregate of total stockholders equity plus subordinated debt less any intangible assets.

                      (e) Net Loss after taxes not greater than $1,897,000.00 as of fiscal year end January 30, 1999, net loss not greater than $3,600,000.00 in each


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               first fiscal quarter, net loss not greater than $2,l7O,000.00 in each second fiscal quarter, and net loss not greater than $3,000,000.00 in each third fiscal quarter."

       3. Section 5.2 is hereby deleted in its entirety, and the following substituted therefor:

                      "SECTION 5.2. CAPITAL EXPENDITURES.  Make any additional
               investment in fixed assets (inclusive of capitalized lease expenditures) in any fiscal year in excess of an aggregate of $7,000,000.00."

       4. Section 5.5 is hereby deleted in its entirety, and the following substituted therefor:

                      "SECTION 5.5. DIVIDENDS, DISTRIBUTIONS. Declare or pay any
               dividend or distribution either in cash, stock or any other property on Borrower's or NWCMI's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's of NWCMI's stock now or hereafter outstanding; provided however, that Borrower may repurchase its common stock during the third and fourth fiscal quarters of fiscal year ending February 1, 1999 (so long as Borrower is and remains in compliance with all terms and conditions of this Agreement) up to an aggregate amount of $600,000.00 (inclusive of the amount already paid by Borrower in said fiscal year on account of stock repurchases.)"


       5. Borrower shall pay to Bank, a non-refundable commitment fee for the Line of Credit equal to Fifteen Thousand Dollars ($15,000.00),, which fee shall be due and payable in full on the date of this Amendment.

       6. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined i3i the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

       7. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
NATURAL WONDERS, INC.                NATIONAL ASSOCIATION

By:  /s/ Peter G. Hanelt             By: /s/ Karen Barone
   -----------------------------        ---------------------------
     Peter G. Hanelt                     Karen Barone
     Chief Executive Officer/            Vice President
     Chief Financial Officer